MEMORANDUM OF AGREEMENT OF PURCHASE AND SALE ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, PROVINCE OF QUEBEC, AS OF THE 29TH DAY OF JANUARY, 2001.

BY AND BETWEEN:

         PETER DEROS
         Businessman, residing and domiciled at 8220 Birnam, apt. 2, Montreal, Quebec, H3N 2T9

         (HEREINAFTER REFERRED TO AS "PETER")

AND:

         DEMACO M.C.S. INC.
         Body corporate duly incorporated according to law, having its head office and principal place of business at 4555 des Grandes Prairies Blvd, Suite 30, St-Leonard, Quebec, H1R 1A5, herein represented by Mr. Peter Deros, its president, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS "DEMACO")

AND:

         LES ALIMENTS JOE ET RAY LTEE
         Body corporate duly incorporated according to law, having an office at 8100 19th Avenue, Montreal, Quebec, H1Z 4J8, herein represented by Mr. Joe Antonacci, its president, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS "JOE ET RAY")

AND:

         99408 CANADA LTD.
         Body corporate having its head office and principal place of business at 300 Leo Pariseau, Suite 2000, Montreal, Quebec, H2W 2N1, herein represented by Miss France Lapierre, its representative, duly authorized as she so declares

         (HEREINAFTER REFERRED TO AS "99408")

AND:

         THEO KALAITZIS
         Businessman, residing and domiciled at 12 Garland, Dollard-des-Ormeaux, Quebec, H9G 2B6

         (HEREINAFTER REFERRED TO AS "THEO")

AND:

         MICHAEL MORRIS
         Businessman, residing and domiciled at Balom House, 3rd Floor, P.O. Box N3026, Nassau Bahamas

         (HEREINAFTER REFERRED TO AS "MICHAEL")

AND:

         164634 CANADA INC.
         Body corporate duly incorporated according to law, having an office at 8100 19th Avenue, Montreal, Quebec, H1Z 4J8, herein represented by Mr. Joe Antonacci, its president, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS "164634")

AND:

         DOMENICO RAMACIERI
         Businessman, residing and domiciled at 345 Barton, Town of Mount Royal, Quebec, H3P 1N2

         (HEREINAFTER REFERRED TO AS "DOMENICO")

AND:

         JEAN-LOUIS MONDOU
         Businessman, residing and domiciled at 4608 Ile Ste-Marie, Carignan, Quebec, J3L 4R7

         (HEREINAFTER REFERRED TO AS "JEAN-LOUIS")

AND:

         YOLANDA MARTUCCI
         Businesswoman, residing and domiciled at 6901 des Roseraies Blvd, apt. 602, Anjou, Quebec, H1M 3N5

         (HEREINAFTER REFERRED TO AS "YOLANDA")

AND:

         ABDELKRIM FILADI
         Businessman, residing and domiciled at 6530 36th Avenue, Montreal, Quebec, H1T 2Z7

         (HEREINAFTER REFERRED TO AS "ABDELKRIM")

AND:

         CHARLES OLIVIER TREMBLAY
         Businessman, residing and domiciled at

         (HEREINAFTER REFERRED TO AS "CHARLES")

AND:

         LIONEL OBERMAN
         Businessman, residing and domiciled at 438 95th Avenue, Chomedey, Laval, Quebec, H7W 3T9

         (HEREINAFTER REFERRED TO AS "LIONEL")

AND:

         SARKIS TSAOUSSIAN
         Businessman, residing and domiciled at 561 Carleton, Chomedey, Laval, Quebec, H7W 4R1

         (HEREINAFTER REFERRED TO AS "SARKIS")

AND:

         FRANK ANANIA
         Businessman, residing and domiciled at 8918 Albert Chamberland, Montreal, Quebec, H1E 5W5

         (HEREINAFTER REFERRED TO AS "FRANK")

AND:

         DINA DARIOTIS
         Businessman, residing and domiciled at 2465 Robitaille, St-Laurent, Quebec, H4K 1K3

         (HEREINAFTER REFERRED TO AS "DINA")


         THE SAID PETER, DEMACO, JOE ET RAY, 99408, THEO, MICHAEL, 164634, DOMENICO, JEAN-LOUIS, YOLANDA, ABDELKRIM, CHARLES, LIONEL, SARKIS,

         FRANK AND DINA, HEREINAFTER SOMETIMES REFERRED TO COLLECTIVELY AS THE "VENDORS"

AND:

         PRS SUB VI, INC.
         A corporation duly incorporated in accordance with the laws of New Jersey, U.S.A., having its registered office at 425 Eagle Rock Avenue, Roseland, New Jersey, herein represented by John Frohling, its President, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS THE "PURCHASER")

AND:

         PIZZA DONINI INC.
         Body politic duly constituted according to Law, having its Head Office and principal place of business at 4555 des Grandes Prairies Blvd, Suite 30, St-Leonard, Quebec, herein duly represented by Mr. Peter Deros, its president, duly authorized for these purposes,

         (HEREINAFTER REFERRED TO AS THE "COMPANY")


WHEREAS the VENDORS are the owners of a total of ONE THOUSAND (1,000) Class "A" common shares and TWO HUNDRED NINETY-FIVE (295) Class "B" common shares in the capital stock of PIZZA DONINI INC. (hereinafter referred to as the "COMPANY"), being all of the issued and outstanding shares of the COMPANY, the whole as appears more fully hereinbelow:

           SHAREHOLDER                     NO AND CLASS OF SHARES

           Peter                           160 Class A and 35 Class B
           Demaco                          680 Class A
           Joe et Ray                      160 Class A and 40 Class B
           99408                            83 Class B
           Theo                             10 Class B
           Michael                           7 Class B
           164634                           10 Class B
           Domenico                         10 Class B
           Jean-Louis                       50 Class B
           Yolanda                          10 Class B
           Abdelkrim                         5 Class B
           Charles                          10 Class B
           Lionel                           10 Class B
           Sarkis                            5 Class B
           Frank                             5 Class B
           Dina                              5 Class B

WHEREAS by Option Agreement dated September 8, 2000, the VENDORS granted to Konstantino Makropoulos an option to purchase, on or before January 31, 2001, as defined more fully herein, all of their shares in the capital stock of the COMPANY, subject to the terms and conditions set out in the said Option Agreement;

WHEREAS by way of Agreement dated January 22, 2001, the PURCHASER acquired from Konstantino Makropoulos the right to acquire the VENDORS' shares in the COMPANY pursuant to the terms thereof;

WHEREAS simultaneously with the execution of the present Agreement, the PURCHASER exercises its option to acquire the shares of the VENDORS in the COMPANY, the VENDORS hereby waiving notice, subject to the terms and conditions hereinafter set out;

THIS AGREEMENT WITNESSETH THAT IN CONSIDERATION OF THE COVENANTS, AGREEMENTS, WARRANTIES AND PAYMENTS HEREIN SET OUT AND PROVIDED FOR, THE PARTIES HERETO HEREBY RESPECTIVELY COVENANT AND AGREE AS FOLLOWS:


                                    ARTICLE 1

1.1               DEFINED TERMS:

         1.1.1 "COMPANY" means PIZZA DONINI INC., a corporation incorporated under the Canada Business Corporations Act, on the 29th day of May 1987;

         1.1.2    "Closing Date" means on or about the 29th day of January 2001;

         1.1.3    "Purchase Price" shall have the meaning attributed thereto in
                  Article 2;

         1.1.4    "Shares" shall have the meaning attributed thereto in Article
                  2.

1.2               DIVISION, HEADINGS, INDEX:

                  The division of this Agreement into Articles, Sections and Paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.3               GENDER AND NUMBER:

                  Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4               SUCCESSORS AND ASSIGNS:

                  This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.


                                    ARTICLE 2

                                PURCHASE AND SELL

2.1 Subject to the terms and conditions hereof, each of the VENDORS hereby sells, assigns and makes over to the PURCHASER all of the issued and outstanding shares held by him or her in the capital stock of the COMPANY, all of which are owned by the VENDORS as indicated more fully hereinbelow, which shares consist of a total of ONE THOUSAND (1,000) Class "A" common shares and TWO HUNDRED NINETY-FIVE (295) Class "B" common shares (hereinafter referred to as the "Shares"):

           SHAREHOLDER                     NO AND CLASS OF SHARES

           Peter                           160 Class A and 35 Class B
           Demaco                          680 Class A
           Joe et Ray                      160 Class A and 40 Class B
           99408                            83 Class B
           Theo                             10 Class B
           Michael                           7 Class B
           164634                           10 Class B
           Domenico                         10 Class B
           Jean-Louis                       50 Class B
           Yolanda                          10 Class B
           Abdelkrim                         5 Class B
           Charles                          10 Class B
           Lionel                           10 Class B
           Sarkis                            5 Class B
           Frank                             5 Class B
           Dina                              5 Class B


2.2               PURCHASE PRICE, PAYMENT AND DELIVERY
                  OF SHARE CERTIFICATES:

                  The aggregate consideration for the sale by each of the VENDORS of the Shares and all of their right, title and interest in and to the COMPANY to the PURCHASER is the sum of ONE THOUSAND TWO HUNDRED AND NINETY-FIVE DOLLARS ($1,295.00), or ONE DOLLAR ($1.00) per share, which each of the VENDORS acknowledge having received, the VENDORS hereby delivering to the PURCHASER all of the share certificates representing the Shares.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

3.1               BY THE VENDORS:

                  Each of the VENDORS represents and warrants to the PURCHASER in respect only of the shares issued in his or her name and not in respect of the shares issued to any other VENDOR named herein, and acknowledges that the PURCHASER is relying on the covenants, representations and warranties of each of the VENDORS in connection with the purchase by the PURCHASER of their portion of the Shares:

         3.1.1 Each of the VENDORS has the capacity and power to execute this Agreement and all other documents relating thereto and to perform his or her obligations hereunder and thereunder;

         3.1.2 Save and except for Michael, each of the VENDORS is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

         3.1.3 Each of the VENDORS is the legal and beneficial owner of the shares of the COMPANY listed next to his or her name in paragraph 2.1 of this Agreement, all of which they are selling to the PURCHASER;

         3.1.4 All of the Shares are owned by the VENDORS as indicated above, as beneficial owners of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interest, adverse claims, pledges, encumbrances and demands whatsoever;

         3.1.5 No person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement or option for the purchase from any of the VENDORS any of the Shares.


3.2               BY THE COMPANY:

                  The COMPANY represents and warrants to the PURCHASER and acknowledges that the PURCHASER is relying on the said covenants, representations and warranties in connection with the purchase by the PURCHASER of the Shares:

         3.2.1 The COMPANY is duly incorporated and validly existing under the Canada Business Corporations Act and is in good standing under the Laws of Quebec and of Canada;

         3.2.2 The COMPANY has issued a total of ONE THOUSAND (1,000) Class "A" common voting shares and TWO HUNDRED NINETY-FIVE (295) Class "B" common non-voting shares and there are no other shares, rights, warrants or options issued or granted by the COMPANY;

3.3               BY THE PURCHASER:

                  The PURCHASER represents and warrants to each of the VENDORS and acknowledges that the VENDORS are relying upon such representations and warranties in connection with the sale of the Shares:

         3.3.1 The PURCHASER is duly incorporated and in good standing in accordance with the laws of its jurisdiction and has full power and authority to enter into this Agreement for the purchase of the Shares, and has obtained such corporate or other authorizations required in order to complete the purchase of the Shares;

         3.3.2 The PURCHASER has made such investigation and incidental reviews of the COMPANY and documents, as it has deemed necessary in order to inform itself adequately and is familiar and satisfied with the operations and affairs of the COMPANY;

         3.3.3 Concurrently with the execution of the present Agreement, the PURCHASER shall fulfill all of the conditions stipulated in favour of the VENDORS in Article 4 of the present Agreement.

3.4 All of the PURCHASER'S, VENDORS' and COMPANY's warranties and representations as contained and described in this Agreement shall survive the closing of the transactions herein contemplated.


                                    ARTICLE 4

                                   CONDITIONS

4.1               VENDORS' CONDITIONS:

                  The VENDORS' obligation to complete the sale of the Shares hereunder is subject to the satisfaction of or compliance by the PURCHASER of each of the following conditions:

         4.1.1 The PURCHASER's representations and warranties made in and pursuant to this Agreement are and shall be true and correct in every respect as of the date hereof and there is nor shall be no omitted or undisclosed fact which would adversely influence or deter any of the VENDORS, acting reasonably, from selling the Shares;

         4.1.2 The PURCHASER is current with all applicable registration and reporting requirements under U.S. securities laws and regulations as of the date hereof;

         4.1.3 The PURCHASER hereby assumes, as of the date hereof, to the complete exoneration of the COMPANY by way of separate instrument or agreement, an aggregate of ONE MILLION THIRTY-FOUR THOUSAND TWO HUNDRED SEVENTY-SIX DOLLARS ($1,034,276.00) of the long term debt of the COMPANY, under such terms and conditions as have been agreed between the PURCHASER and the holders of such long term debt;

         4.1.4 The PURCHASER shall cause the COMPANY to confirm and maintain, as of the date hereof, the employment of Mr. Peter Deros as President and Secretary-Treasurer of the COMPANY pursuant to the terms of his current employment agreement, which agreement shall be subject to review and modification on June 30th, 2001;

         4.1.5 The PURCHASER hereby indemnifies and holds Peter harmless, and undertakes to cause the COMPANY to indemnify and hold Peter harmless, from any and all obligations or liabilities incurred or that he may have incurred as a result of his position as director and officer of the COMPANY;

         4.1.6 The PURCHASER hereby assumes, as of the date hereof, to the complete exoneration of the COMPANY, any and all obligations arising from the terms of that certain Convertible Subordinate Debenture issued by the COMPANY to Bartholemew International Investments, in the principal amount of FIVE HUNDRED THOUSAND DOLLARS U.S. ($500,000.00 U.S.), under such terms and conditions as have been agreed between the PURCHASER and the holder of the said Debenture;

         4.1.7 The PURCHASER hereby assumes, as of the date hereof, to the complete exoneration of the COMPANY, all of the rights and obligations of the COMPANY arising from that certain Consulting Agreement dated February 14, 2000, by and between TT Byrne Capital Investment Inc. and the COMPANY, including the obligation to issue to TT Byrne Capital Investment Inc. any remuneration thereunder, under such terms and conditions as have been agreed between the PURCHASER and TT Byrne Capital Investment Inc.;

         4.1.8 All of the shares and securities of the PURCHASER shall be registered pursuant to Section 3(a) (10) of the SECURITIES ACT OF 1933, U.S., (or pursuant to such other applicable federal and state securities laws) with the Securities and Exchange Commission of the United States of America on or before March 31st, 2001 and the PURCHASER's securities shall be trading on the Over-the-Counter Bulletin Board of NASDAQ on or before June 30th, 2001. Until such time as the securities shall have been registered as provided herein and are trading on the Over-the-Counter Bulletin Board of NASDAQ, the Shares shall be remitted to and retained by Me Catherine Pantoulis as Escrow Agent in accordance with the terms and conditions of the Trust Agreement annexed hereto as Schedule A. In the event that either of the conditions stipulated in this provision are not fulfilled, the VENDORS shall be entitled, at their discretion, to cancel the present sale upon written notice to the PURCHASER and the COMPANY to that effect, and the parties shall have no further claim or recourse against each other in the event of the cancellation of the sale pursuant to the terms hereof.


4.2               PURCHASER'S CONDITIONS:

         4.2.1 The representations and warranties of each of the VENDORS made in and pursuant to this Agreement shall be true and correct in every respect and there is and shall be no omitted or undisclosed fact which would adversely influence or deter the PURCHASER, acting reasonably, from completing the purchase of the Shares;

         4.2.2 The PURCHASER shall fulfill all of the obligations and undertakings provided in subparagraphs 4.1.2, 4.1.3, 4.1.4, 4.1.5, 4.1.6 and 4.1.7 as provided therein;

         4.2.3 The COMPANY shall confirm the grant to Konstantino Makropoulos of an exclusive option to acquire the master franchise rights for the "Pizza Donini" concept for the territory of New Jersey (hereinafter the "Territory") for a period of one (1) year from the date hereof, the whole subject to the terms and conditions of the COMPANY's Master Franchise Agreement. Konstantino Makropoulos shall be entitled to sell "Pizza Donini" franchises within the Territory to qualified franchisees upon payment of such fees, royalties and other amounts as are established by the COMPANY and Konstantino Makropoulos and upon the condition that any prospective franchisee and its principals enter into such agreements as are currently required of franchisees of the "Pizza Donini" system. The option granted shall be assignable by Konstantino Makropoulos to any corporation or entity controlled at all times by him. Any other assignment or operation of law or otherwise that would result in the option being granted to a person, corporation or entity not consisting of Konstantino Makropoulos or a corporation or entity controlled by him shall be subject to the prior written approval of the COMPANY, which approval may be withheld;

         4.2.4 The COMPANY shall remit to the PURCHASER audited financial statements for the past two (2) fiscal years prior to February 9th, 2001.

                                    ARTICLE 5

                                 INDEMNIFICATION

5.1 Each of the VENDORS covenants and agrees to indemnify and save harmless the PURCHASER from and against any claims, demands, actions, causes of action, damages, loss, costs, liability, including the cost of legal representation which may be made or brought against the PURCHASER and/or which it may suffer or incur as a result of or in respect of or arising out of:

         5.1.1 the non-fulfillment of such VENDORS' covenants or agreements under this Agreement or ancillary documents, the parties hereby acknowledging that the PURCHASER shall only be entitled to claim hereunder against that person or entity having breached the covenants and agreements continued herein, and the breach by one VENDOR shall not constitute a breach by all of the VENDORS;

         5.1.2 any incorrectness in or breach of such VENDOR's representations or warranties contained herein, the parties hereby acknowledging that the PURCHASER shall only be entitled to make a claim pursuant to this paragraph against that person or entity having made an incorrect representation or warranty hereunder, and any breach hereunder by one VENDOR shall not constitute a breach by all of the VENDORS.


                                    ARTICLE 6

                          MUTUAL RELEASE AND DISCHARGE

6.1 Save and except for any obligations arising out of the present Agreement, the COMPANY, hereto intervening, inter alia, for such purpose and the PURCHASER hereby forgive, release and discharge the VENDORS completely and unconditionally from all claims, demands, obligations, causes of action and/or other liabilities of whatever nature relating to the VENDORS' participation and association in the COMPANY and this whether for the past, present or future and the VENDORS forgive, release and discharge the COMPANY and/or the PURCHASER completely and unconditionally from and against all claims, obligations, causes of action and/or other liabilities whatsoever which in Law they had, have or may pretend to have against any one or more of the COMPANY and the PURCHASER.

6.2 Furthermore, the PURCHASER hereby indemnifies and holds Peter harmless from any and all obligations or liabilities incurred or that he may have incurred as a result of his position as director and officer of the COMPANY.

                                    ARTICLE 7

                                     NOTICES

7.1 All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by registered mail or by messenger, bailiff or any other expedient method to the intended party at the address indicated hereinabove, or at such other address as any party may advise the COMPANY in writing and such notice shall be deemed to be received on the fifth (5th) day following its mailing, where the postal service is in full operation during such entire time, or on the actual date of service or delivery, where the notice is sent by messenger, bailiff or other method of personal delivery.


                                    ARTICLE 8

                                 GENERAL MATTERS

8.1               PROPER LAW OF AGREEMENT:

                  The present Agreement shall be governed by and interpreted in accordance with the Laws of the Province of Quebec and the Laws of Canada, when applicable.

8.2               LEGAL COUNSEL:

                  The parties hereby acknowledge that they have been advised to seek independent legal counsel in respect of their rights hereunder and further acknowledge that they have either sought such advice or declined to do so.

8.3               TIME OF ESSENCE:

                  Time shall be of the essence in this Agreement.

8.4               FURTHER ASSURANCES AND AGREEMENTS:

                  The parties hereto agree to promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement, whether before of after the Closing Date, including the preparation and signature of such further agreements, transfers, confirmations or undertakings as may be required in law or otherwise

8.5               COUNTERPARTS:

                  This Agreement and any document or instrument ensuing therefrom may be executed in two (2) or more counterparts and all such counterparts shall together constitute a single agreement, document or instrument which shall be legally binding upon all of the parties herein or therein.

8.6               INVALIDITY PROVISIONS:

                  That should any provisions (or parts thereof) of this Agreement be held illegal or unenforceable, it or they shall be considered separate and severable from the Agreement and its remaining provisions shall remain in full force and binding on the parties.

8.7               LANGUAGE:

                  The parties hereto have requested and are satisfied that this Agreement be drawn in the English language. Les parties aux presentes ont demande que ce contrat soit redige en anglais et elles s'en declarent satisfaites.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AT THE PLACE AS OF THE DATE FIRST HEREINABOVE MENTIONED.

VENDORS:

/s/ PETER DEROS
--------------------------------------------
PETER DEROS


DEMACO M.C.S. INC.

PER:  /s/ PETER DEROS
      --------------------------------------
      PETER DEROS
      DULY AUTHORIZED FOR THESE PURPOSES


LES ALIMENTS JOE ET RAY LTEE

PER:  /s/ JOE ANTONACCI
      --------------------------------------
      JOE ANTONACCI
      DULY AUTHORIZED FOR THESE PURPOSES


99408 CANADA LTD.

PER:  /s/ FRANCE LAPIERRE
      --------------------------------------
      FRANCE LAPIERRE
      DULY AUTHORIZED FOR THESE PURPOSES

/s/ THEO KALAITZIS
--------------------------------------------
THEO KALAITZIS


/s/ MICHAEL MORRIS
--------------------------------------------
MICHAEL MORRIS



164634 CANADA INC.


PER:  /s/ JOE ANTONACCI
      --------------------------------------
      JOE ANTONACCI
      DULY AUTHORIZED FOR THESE PURPOSES


/s/ DOMENICO RAMACIERI
--------------------------------------------
DOMENICO RAMACIERI


/s/ JEAN-LOUIS MONDOU
--------------------------------------------
JEAN-LOUIS MONDOU


/s/ YOLANDA MARTUCCI
--------------------------------------------
YOLANDA MARTUCCI


/s/ ABDELKRIM FILADI
--------------------------------------------
ABDELKRIM FILADI


/s/ CHARLES OLIVIER TREMBLAY
--------------------------------------------
CHARLES OLIVIER TREMBLAY


/s/ LIONEL OBERMAN
--------------------------------------------
LIONEL OBERMAN

/s/ SARKIS TSAOUSSIAN
--------------------------------------------
SARKIS TSAOUSSIAN


/s/ FRANK ANANIA
--------------------------------------------
FRANK ANANIA


/s/ DINA DARIOTIS
--------------------------------------------
DINA DARIOTIS


PURCHASER:


PRS SUB VI, INC.


PER: /s/ JOHN FROHLING
     ---------------------------------------
     JOHN FROHLING
     DULY AUTHORIZED FOR THESE PURPOSES


COMPANY:


PIZZA DONINI INC.


PER: /s/ PETER DEROS
     ---------------------------------------
     PETER DEROS
     DULY AUTHORIZED FOR THESE PURPOSES

                                  SCHEDULE "A"


ESCROW AGREEMENT ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, PROVINCE OF QUEBEC, ON THE 29TH DAY OF JANUARY 2001.

BY AND BETWEEN:

         PETER DEROS
         Businessman, residing and domiciled at 8220 Birnam, apt. 2, Montreal, Quebec, H3N 2T9

         (HEREINAFTER REFERRED TO AS "PETER")

AND:

         DEMACO M.C.S. INC.
         Body corporate duly incorporated according to law, having its head office and principal place of business at 4555 des Grandes Prairies Blvd, Suite 30, St-Leonard, Quebec, H1R 1A5, herein represented by Mr. Peter Deros, its president, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS "DEMACO")

AND:

         LES ALIMENTS JOE ET RAY LTEE
         Body corporate duly incorporated according to law, having an office at 8100 19th Avenue, Montreal, Quebec, H1Z 4J8, herein represented by Mr. Joe Antonacci, its president, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS "JOE ET RAY")

AND:

         99408 CANADA LTD.
         Body corporate having its head office and principal place of business at 300 Leo Pariseau, Suite 2000, Montreal, Quebec, H2W 2N1, herein represented by Miss France Lapierre, its representative, duly authorized as she so declares

         (HEREINAFTER REFERRED TO AS "99408")

AND:

         THEO KALAITZIS
         Businessman, residing and domiciled at 12 Garland, Dollard-des-Ormeaux, Quebec, H9G 2B6

         (HEREINAFTER REFERRED TO AS "THEO")

AND:

         MICHAEL MORRIS
         Businessman, residing and domiciled at Balom House, 3rd Floor, P.O. Box N3026, Nassau Bahamas

         (HEREINAFTER REFERRED TO AS "MICHAEL")

AND:

         164634 CANADA INC.
         Body corporate duly incorporated according to law, having an office at 8100 19th Avenue, Montreal, Quebec, H1Z 4J8, herein represented by Mr. Joe Antonacci, its president, duly authorized as he so declares

         (HEREINAFTER REFERRED TO AS "164634")

AND:

         DOMENICO RAMACIERI
         Businessman, residing and domiciled at 345 Barton, Town of Mount Royal, Quebec, H3P 1N2

         (HEREINAFTER REFERRED TO AS "DOMENICO")

AND:

         JEAN-LOUIS MONDOU
         Businessman, residing and domiciled at 4608 Ile Ste-Marie, Carignan, Quebec, J3L 4R7

         (HEREINAFTER REFERRED TO AS "JEAN-LOUIS")

AND:

         YOLANDA MARTUCCI
         Businesswoman, residing and domiciled at 6901 des Roseraies Blvd, apt. 602, Anjou, Quebec, H1M 3N5

         (HEREINAFTER REFERRED TO AS "YOLANDA")

AND:

         ABDELKRIM FILADI
         Businessman, residing and domiciled at 6530 36th Avenue, Montreal, Quebec, H1T 2Z7

         (HEREINAFTER REFERRED TO AS "ABDELKRIM")

AND:

         CHARLES OLIVIER TREMBLAY
         Businessman, residing and domiciled at

         (HEREINAFTER REFERRED TO AS "CHARLES")

AND:

         LIONEL OBERMAN
         Businessman, residing and domiciled at 438 95th Avenue, Chomedey, Laval, Quebec, H7W 3T9

         (HEREINAFTER REFERRED TO AS "LIONEL")

AND:

         SARKIS TSAOUSSIAN
         Businessman, residing and domiciled at 561 Carleton, Chomedey, Laval, Quebec, H7W 4R1

         (HEREINAFTER REFERRED TO AS "SARKIS")

AND:

         FRANK ANANIA
         Businessman, residing and domiciled at 8918 Albert Chamberland, Montreal, Quebec, H1E 5W5

         (HEREINAFTER REFERRED TO AS "FRANK")

AND:

         DINA DARIOTIS
         Businessman, residing and domiciled at 2465 Robitaille, St-Laurent, Quebec, H4K 1K3

         (HEREINAFTER REFERRED TO AS "DINA")

         THE SAID PETER, DEMACO, JOE ET RAY, 99408, THEO, MICHAEL, 164634, DOMENICO, JEAN-LOUIS, YOLANDA, ABDELKRIM, CHARLES, LIONEL, SARKIS, FRANK AND DINA, HEREINAFTER SOMETIMES REFERRED TO COLLECTIVELY AS THE "VENDORS"


         PRS SUB VI, INC.
         A New Jersey corporation, duly incorporated and existing according to Law, having its registered office business at 425 Eagle Rock Avenue, Roseland, New Jersey, U.S.A., 07068, herein represented by John Frohling, its President, duly authorized for these purposes,

          (HEREINAFTER REFERRED TO AS THE "PURCHASER")

-AND-

         PIZZA DONINI INC.
         Body politic duly constituted according to Law, having it head office and principal place of business at 4555 des Grandes Prairies Blvd., Suite 30, St-Leonard, Quebec, herein duly represented by Mr. Peter Deros duly authorized for these purposes,

         (HEREINAFTER REFERRED TO AS "COMPANY")

-AND-

         ME CATHERINE PANTOULIS,
         Advocate of 300 Leo Pariseau, Suite 2000, Montreal, Quebec, H2W 2N1

         (HEREINAFTER REFERRED TO AS "TRUSTEE")


WHO DECLARED AND AGREED AS FOLLOWS:

DECLARATIONS

1. By Memorandum of Agreement of Purchase and Sale (hereinafter the "Sale Agreement") executed under private signature this day, the PURCHASER acquired from the VENDORS all of their shares in PIZZA DONINI INC. (hereinafter called the "COMPANY");

2. The PURCHASER has undertaken to cause its securities to be registered pursuant to Section 3(a) (10) of the SECURITIES ACT OF 1933, U.S., (or pursuant to such other applicable federal and state securities laws) with the Securities and Exchange Commission of the United States of America on or before March 31st, 2001 and has further undertaken to cause its securities to be trading on the Over-the-Counter Bulletin Board of NASDAQ on or before June 30th, 2001.

3. As it appears from said Sale Agreement, the shares of the VENDORS are to be held in escrow by the Trustee until such time as the conditions outlined in the Sale Agreement have been fulfilled by the PURCHASER;

4. The Trustee has accepted for the purposes of this Escrow Agreement to act in accordance with the following trust stipulations.


ESCROW AGREEMENT

5.                DELIVERY OF DOCUMENTS:

         5.1 In order to guarantee the fulfillment of the PURCHASER'S undertakings towards the VENDORS, the VENDORS shall deliver into the hands of the Trustee, who shall acknowledge receipt thereof the following documents:

         5.1.1    The following share certificate, endorsed in blank:

                  - 2 share certificates in the name of Peter Deros, bearing nos.: 8 and , for 160 Class "A" common and 35 Class "B" common shares, respectively;
                  - 2 share certificates in the name of Demaco M.C.S. Inc., bearing nos.: 12 and 13 for 501 and 179 Class "A" common shares, respectively;
                  -   share certificate in the name of 164634 Canada Inc.,
                      bearing no: 2, for 10 Class "B" common shares;
                  -   Share certificate in the name of Domenico Ramacieri,
                      bearing no: 3 for 10 Class "B" common shares;
                  - 3 share certificates in the name of Jean-Louis Mondou, bearing nos.: 4, 7 and 14 for 10, 20 and 20 Class "B" common shares, respectively;
                  - Share certificate in the name of Yolanda Martucci, bearing no: 6 for 10 Class "B" common shares;
                  - Share certificate in the name of Theodore Kalaitzis, bearing no: 15 for 10 Class "B" common shares;
                  - Share certificate in the name of Michael Morris, bearing no: 16 for 7 Class "B" common shares;
                  - Share certificatein the name of Abdelkrim Filali, bearing no: 17 for 5 Class "B" common shares;
                  -   Share certificate in the name of Charles Olivier Tremblay, bearing no: 19 for 10 Class "B" common shares;
                  -   Share certificate in the name of 99408 Canada Ltd.,
                      bearing no: 20 for 83 Class "B" common shares;
                  -   Share certificate in the name of Les Aliments Joe et Ray
                      Ltee, bearing no: 21 for 160 Class "A" common shares;
                  -   Share certificate in the name of Les Aliments Joe et Ray
                      Ltee, bearing no: 22 for 40 Class "B" common shares;
                  -   Share certificate in the name of Lionel Oberman, bearing
                      no: 24 for 10 Class "B" common shares;

                  - Share certificate in the name of Sarkis Tsaoussian, bearing no: 25 for 5 Class "B" common shares;
                  -   Share certificate in the name of Frank Anania, bearing no:
                      26 for 5 Class "B" common shares;
                  - Share certificate in the name of Dina Dariotis, bearing no: 27 for 5 Class "B" common shares;

         5.1.2 The Shareholder Register, the Securities Register and the Share Transfer Register of the COMPANY;

         5.1.3    The By-Laws of the COMPANY;

         5.2 The share certificates and other corporate documents referred to hereinabove in paragraphs 5.1.1 to 5.1.3, of the COMPANY are to remain under the control of the Trustee until the PURCHASER shall have fulfilled all undertakings stipulated in the Sale Agreement;


RIGHTS OF THE PARTIES PRIOR TO DEFAULT

         6.1 Prior to default the Trustee shall act only as custodian of the delivered documents having the seizin thereof. She shall hold the documents and prevent any share transfer by the PURCHASER unless by written consent of the VENDORS. She shall refuse all sales or alienation and all transfers or pledges;

         6.2 Prior to default the voting rights attached to the shares shall belong to the PURCHASER;


RIGHTS AND OBLIGATIONS OF THE PARTIES FOLLOWING DEFAULT

         7.1 If the PURCHASER is in default and the VENDORS or any one of them should wish to exercise their rights hereunder, then they must notify the Trustee to this effect in writing and the Trustee shall have the obligation to inform, by registered mail, the PURCHASER and the COMPANY herein of said default. The VENDORS, or those who have so requested, shall thereafter require that the Trustee remit the share certificates and other documents held by her to the VENDOR in question who shall have full responsibility therefor vis-a-vis the Trustee, having taken back the right of ownership of the sold shares, unless he should choose to exercise any other recourse under the law or the Sale Agreement. The VENDOR in question shall thereafter exercise all the responsibilities of the Trustee without any recourse by the PURCHASER or the COMPANY against the Trustee.

TERM OF THE TRUST

         8.1 Upon receipt of proof that the conditions outlined in the Sale Agreement have been fulfilled, the Trustee shall deliver over to the PURCHASER the documents which have been held by her. The Trustee shall not, however, be obliged to make such delivery unless her fees and expenses have been paid by the parties or by one of them and that either a discharge of its obligations has been granted by the parties herein or, in the case where one of them refuses to grant discharge, the other parties shall have supplied sufficient warranty that the Trustee will be held harmless as regards any claims by the party which refuses to grant discharge.


DISPOSITIONS CONCERNING THE TRUST

         9.1 The Trustee shall carry out with reasonable diligence any actions which she judges necessary in order to carry into effect the terms of the present Trust Agreement and in so doing, she shall not be held responsible towards the parties as regards her decisions or the validity of any action or documents signed by her in good faith;

         9.2 The VENDORS, PURCHASER and COMPANY shall solidarily indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements of whatever kind and nature (collectively the "Losses") which may at any time be imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, arising from or out of any act, omission or error of the Trustee made in good faith in the conduct of her duties hereunder, provided that the said parties shall not be required to indemnify the Trustee against Losses arising out of and from the gross negligence or wilful misconduct of the Trustee. This provision shall survive the resignation or removal of the Trustee or the termination of this Agreement;

         9.3 Except as otherwise provided, the Trustee is authorized and directed to disregard in her sole discretion any and all notices and warnings that may be given to her by any of the parties or by any other person. She shall, however, obey the order, judgment or decree of any court of competent jurisdiction and she is authorized to comply with and obey any such orders, judgments or decrees and in case of such compliance, she shall not be liable by reason of it to any of the parties or to any other person, even if any such order, judgment or decree be reversed, modified, annulled, set aside or vacated;

         9.4 The Trustee may resign at any time without cause by written notice to this effect forwarded to the other parties. Upon receipt of such notice, the parties shall appoint a new Trustee to act in virtue of these presents and they shall notify the Trustee of this appointment. The Trustee shall then transfer the shares to the new Trustee and deliver to him or her all corporate documents in her possession;

         9.5 Should the parties be in default to appoint a new Trustee and to make this appointment known to the new Trustee within a delay of fifteen (15) days of the notice of the Trustee's intention to resign, the Trustee may, in her sole discretion, designate her replacement by notarial deed which includes acceptance of this position by the replacement Trustee, or make a motion to a court of competent jurisdiction at the expense of the parties in order to obtain such appointment.


ELECTION OF DOMICILE

         10.1 As regards the execution of their respective undertakings, the parties elect domicile at the address designated for each, subject to their right to elect domicile elsewhere in Quebec by means of a written notice to this effect served upon the other parties. Should service be impossible at an elected domicile, the parties elect domicile at the office of the Prothonotary, Superior Court, District of Montreal, where all proceedings should be taken;


LANGUAGE CLAUSE

         11.1 That the parties herein have specifically requested that the present Agreement be drawn up in the English language; que les parties aux presentes ont specifiquement requis que la presente Convention soit redigee en langue anglaise.


IN WITNESS WHEREOF, THE PARTIES HEREIN HAVE SIGNED AT THE PLACE AND ON THE DATE FIRST HEREINABOVE MENTIONED.


/s/ PETER DEROS
---------------------------------------
PETER DEROS


DEMACO M.C.S. INC.

PER: /s/ PETER DEROS
     -----------------------------------
     PETER DEROS
     DULY AUTHORIZED FOR THESE PURPOSES


LES ALIMENTS JOE ET RAY LTEE

PER: /s/ JOE ANTONACCI
     -----------------------------------
     JOE ANTONACCI
     DULY AUTHORIZED FOR THESE PURPOSES

99408 CANADA LTD.

PER: /s/ FRANCE LAPIERRE
     -----------------------------------
     FRANCE LAPIERRE
     DULY AUTHORIZED FOR THESE PURPOSES


/s/ THEO KALAITZIS
----------------------------------------
THEO KALAITZIS


/s/ MICHAEL MORRIS
----------------------------------------
MICHAEL MORRIS


164634 CANADA INC.


PER: /s/ JOE ANTONACCI
     -----------------------------------
     JOE ANTONACCI
     DULY AUTHORIZED FOR THESE PURPOSES


/s/ DOMENICO RAMACIERI
----------------------------------------
DOMENICO RAMACIERI


/s/ JEAN-LOUIS MONDOU
----------------------------------------
JEAN-LOUIS MONDOU


/s/ YOLANDA MARTUCCI
----------------------------------------
YOLANDA MARTUCCI


/s/ ABDELKRIM FILADI
----------------------------------------
ABDELKRIM FILADI


/s/ CHARLES OLIVIER TREMBLAY
----------------------------------------
CHARLES OLIVIER TREMBLAY


/s/ LIONEL OBERMAN
----------------------------------------
LIONEL OBERMAN

/s/ SARKIS TSAOUSSIAN
----------------------------------------
SARKIS TSAOUSSIAN


/s/ FRANK ANANIA
----------------------------------------
FRANK ANANIA


/s/ DINA DARIOTIS
----------------------------------------
DINA DARIOTIS


PRS SUB VI, INC.

PER: /s/ JOHN FROHLING
     -----------------------------------
     JOHN FROHLING
     DULY AUTHORIZED FOR THESE PURPOSES


PIZZA DONINI INC.

PER: /s/ PETER DEROS
     -----------------------------------
     PETER DEROS
     DULY AUTHORIZED FOR THESE PURPOSES


/s/ ME CATHERINE PANTOULIS
----------------------------------------
ME CATHERINE PANTOULIS
TRUSTEE

EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, DEMACO M.C.S. INC. HELD AT THE HEAD OFFICE OF THE COMPANY ON THE 29TH DAY OF JANUARY 2001


"IT IS HEREBY RESOLVED:

         THAT Mr. Peter Deros, a representative of the Corporation, be duly authorized for and on behalf of the Corporation, to enter into an Memorandum of Agreement of Purchase and Sale, by and between Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 99408 Canada Inc., Theo Kalaitzis, Michael Morris, 164634 Canada Inc., Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filadi, Charles Olivier Tremblay, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis as Vendors, PRS Sub VI, Inc. as Purchaser, and Pizza Donini Inc. as the company.

         THAT the said representative be duly authorized for and on behalf of the Corporation, to sign any and all documents necessary in order to give full effect to the foregoing."

                                            CERTIFIED TRUE EXTRACT



                                            /s/ LINDA PELLEGRINO
                                            ------------------------------------
                                            Linda Pellegrino, Secretary

EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, LES ALIMENTS JOE ET RAY LTEE HELD AT THE HEAD OFFICE OF THE COMPANY ON THE 29TH DAY OF JANUARY 2001


"IT IS HEREBY RESOLVED:

         THAT Mr. Joe Antonacci, a representative of the Corporation, be duly authorized for and on behalf of the Corporation, to enter into an Memorandum of Agreement of Purchase and Sale, by and between Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 99408 Canada Inc., Theo Kalaitzis, Michael Morris, 164634 Canada Inc., Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filadi, Charles Olivier Tremblay, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis as Vendors, PRS Sub VI, Inc. as Purchaser, and Pizza Donini Inc. as the company.

         THAT the said representative be duly authorized for and on behalf of the Corporation, to sign any and all documents necessary in order to give full effect to the foregoing."

                                            CERTIFIED TRUE EXTRACT



                                            /s/ LINDA PELLEGRINO
                                            ------------------------------------
                                            Linda Pellegrino, Secretary

EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, 99408 CANADA LTD. HELD AT THE HEAD OFFICE OF THE COMPANY ON THE 29TH DAY OF JANUARY 2001


"IT IS HEREBY RESOLVED:

         THAT Miss France Lapierre, a representative of the Corporation, be duly authorized for and on behalf of the Corporation, to enter into an Memorandum of Agreement of Purchase and Sale, by and between Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 99408 Canada Inc., Theo Kalaitzis, Michael Morris, 164634 Canada Inc., Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filadi, Charles Olivier Tremblay, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis as Vendors, PRS Sub VI, Inc. as Purchaser, and Pizza Donini Inc. as the company.

         THAT the said representative be duly authorized for and on behalf of the Corporation, to sign any and all documents necessary in order to give full effect to the foregoing."

                                            CERTIFIED TRUE EXTRACT



                                            /s/ LINDA PELLEGRINO
                                            ------------------------------------
                                            Linda Pellegrino, Secretary

EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, 164634 CANADA INC. HELD AT THE HEAD OFFICE OF THE COMPANY ON THE 29TH DAY OF JANUARY 2001


"IT IS HEREBY RESOLVED:

         THAT Mr. Joe Antonacci, a representative of the Corporation, be duly authorized for and on behalf of the Corporation, to enter into an Memorandum of Agreement of Purchase and Sale, by and between Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 99408 Canada Inc., Theo Kalaitzis, Michael Morris, 164634 Canada Inc., Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filadi, Charles Olivier Tremblay, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis as Vendors, PRS Sub VI, Inc. as Purchaser, and Pizza Donini Inc. as the company.

         THAT the said representative be duly authorized for and on behalf of the Corporation, to sign any and all documents necessary in order to give full effect to the foregoing."

                                            CERTIFIED TRUE EXTRACT



                                            /s/ LINDA PELLEGRINO
                                            ------------------------------------
                                            Linda Pellegrino, Secretary

EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, PIZZA DONINI INC., HELD AT THE HEAD OFFICE OF THE CORPORATION ON THE 29TH DAY OF JANUARY 2001


"IT IS HEREBY RESOLVED:

         THAT Mr. Peter Deros, a representative of the Corporation, be duly authorized for and on behalf of the Corporation, to enter into an Memorandum of Agreement of Purchase and Sale, by and between Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 99408 Canada Inc., Theo Kalaitzis, Michael Morris, 164634 Canada Inc., Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filadi, Charles Olivier Tremblay, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis as Vendors, PRS Sub VI, Inc. as Purchaser, and Pizza Donini Inc. as the company.

         THAT the said representative be duly authorized for and on behalf of the Corporation, to sign any and all documents necessary in order to give full effect to the foregoing."

                                            CERTIFIED TRUE EXTRACT



                                            /s/ LINDA PELLEGRINO
                                            ------------------------------------
                                            Linda Pellegrino, Secretary

EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, PRS SUB VI, INC., HELD AT THE HEAD OFFICE OF THE CORPORATION ON THE 29TH DAY OF JANUARY 2001


"IT IS HEREBY RESOLVED:

         THAT Mr. John Frohling, the President of the Corporation, be duly authorized for and on behalf of the Corporation, to enter into an Memorandum of Agreement of Purchase and Sale, by and between Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 99408 Canada Inc., Theo Kalaitzis, Michael Morris, 164634 Canada Inc., Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filadi, Charles Olivier Tremblay, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis as Vendors, the Corporation as Purchaser, and Pizza Donini Inc. as the company.

         THAT the said representative be duly authorized for and on behalf of the Corporation, to sign any and all documents necessary in order to give full effect to the foregoing."


                                            CERTIFIED TRUE EXTRACT



                                            /s/ LINDA PELLEGRINO
                                            ------------------------------------
                                            Linda Pellegrino, Secretary